                          CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 18 to the registration statement on Form N-1A (the "Registration Statement") of our report dated
June 18, 1998, relating to the financial statements and financial highlights of High Yield Series, Insured Series and Intermediate Series (constituting Prudential Municipal Bond Fund), which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectuses which constitute part of this Registration Statement. We also consent to the reference to us under the heading "Custodian, Transfer and Dividend Disbursing Agent and Independent Accountants" in such Statement of Additional Information and to the references to us under the heading "Financial Highlights" in such Prospectuses.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York  10036
June 24, 1998